Exhibit (a)(2)

DWS ADVISOR FUNDS

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES

OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of the DWS Advisor Funds (the “Trust”), acting pursuant to the Trust’s Declaration of Trust as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective December 20, 2006 restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Sections 5.11 and 5.12 of the Declaration of Trust, the Trustees, at a meeting held on May 22, 2008, authorized the establishment of an “Institutional” share class of the DWS Short Duration Plus Fund series of the Trust, to be effective upon filing;

NOW THEREFORE, the Trustees of the Trust, hereby amend and restate the Trust’s Amended and Restated Designation of Series and Classes of Shares of Beneficial Interest in its entirety as follows:

1.        The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

Tax Free Money Fund Investment	Investment Class

NY Tax Free Money Fund	Investment Class

Tax-Exempt New York Money

Market Fund Class

DWS Mid Cap Growth Fund	Class A
Class B
Class C

Class S
Institutional Class
DWS Small Cap Growth Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS Short Duration Plus Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS Lifecycle Long Range Fund	Class S
Institutional Class

DWS International Select Equity Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS Core Fixed Income Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS Short Duration Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS Short-Term Municipal Bond Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS High Income Plus Fund	Class A
Class B

Class C
Class S
Institutional Class

DWS Micro Cap Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS RREEF Real Estate Securities Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS RREEF Global Real Estate Securities Fund	Class A
Class C
Class S
Institutional Class

2.        For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.        The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 22nd day of May, 2008.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/Axel Schwarzer
Rebecca W. Rimel, Trustee	Axel Schwarzer, Trustee
/s/William N. Searcy, Jr.	/s/Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee
/s/Robert H. Wadsworth
Robert H. Wadsworth, Trustee